Exhibit 10.44

AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE

This Amendment to Agreement for Purchase and Sale (the “Amendment”) is made and entered into by and between M/I HOMES OF WEST PALM BEACH, LLC, a Florida limited liability company (“Seller”) and KLP EAST LLC, a Florida limited liability company (“Purchaser”).

BACKGROUND

Seller and Purchaser entered into that certain Agreement for Purchase and Sale dated December 21, 2007 (the “Agreement”).  Seller and Purchaser have agreed to amend the terms and provisions of the Agreement as more particularly set forth herein.

AGREEMENT

1. The above recitals are true and correct and are incorporated herein by reference.  Capitalized terms which are not defined in this Amendment shall have the same meaning as defined in the Agreement.

2. Pursuant to Paragraph 1.2 of the Agreement, subsequent to the Effective Date of this Agreement, Purchaser entered into contracts to sell two (2) of the Models and Spec Homes.  The sold Models and Spec Homes are as follows: lot 67 of the Oaks and lot 89, block 1 of Paloma.  Such sold Models and Spec Homes are being deleted from the Schedule of Model Homes and  Spec Homes as described in this Amendment. Seller and Purchaser agree that the Purchase Price attributable to such sold Models and Spec Homes shall be reduced as follows:

Model and Spec Homes                                                                                                           Agreed Price Reduction

Lot 67 – the Oaks                                                                                                                     $275,811.00

Lot 89, block 1 – Paloma                                                                                                                     $433,721.00

The agreed allocations attached to the Agreement as Exhibit “B” is replaced in its entirety and revised Exhibit “B” is hereby attached hereto.

3. The Schedule of Agreed Values attached to the Agreement as Exhibit “C”, is replaced in its entirety and revised Exhibit “C” is hereby attached hereto.

4. Paragraph 6.3 of the Agreement is modified as follows.  Seller acknowledges that in connection with the traffic signalization, Seller shall deliver a letter of credit to the City of Palm Beach Gardens (“City”) in the amount of $748,000.00 within the time frames required by the City, which is required for the Seller’s obligations for the installation of traffic signalization plus ten (10) years of traffic studies.  In addition, Seller shall deliver a letter of credit in the amount of $172,000.00 to the City as required by the City for the installation of a pedestrian lighting.   Further, as required by the Development Approvals for Paloma, Seller shall remain responsible for maintaining its payment and performance bonds and/or letters of credit through the time period for maintenance of the Improvements as required by the City.  Once the Improvements in Paloma have been accepted by the City  and all other governmental agencies, Seller shall execute an assignment of such Development Approvals to Purchaser as provided in Paragraph 6.2 of the Agreement, but Seller shall remain responsible for the installation of and cost of surety related to the traffic signalization and pedestrian lighting.

5. The Escrow Agreement attached to the Agreement as Exhibit “H” is replaced in its entirety and revised Exhibit “H” is hereby attached hereto.

6. Paragraph 8.1 of the Agreement is modified as follows.  The Schedule of Model Homes and Spec Homes which was attached as Exhibit “I” to the Agreement, is hereby replaced in its entirety with the revised Schedule of Model Homes and Spec Homes attached hereto as Exhibit “I”.

7. Paragraph 8.2 of the Agreement is modified as follows.  The Schedule of Incomplete Model Homes and Spec Homes which was attached as Exhibit “J” to the Agreement, is hereby replaced in its entirety with the revised Schedule of Incomplete Model Homes and Spec Homes attached hereto as Exhibit “J”.

8. Paragraph 8.3 of the Agreement is modified as follows:  The Back Log  Schedule which was attached as Exhibit “K” to the Agreement, is hereby deleted in its entirety and replaced with Exhibit “K” attached hereto.  In the event that any of the Contract Purchasers who contracted to purchase homes from Seller subsequent to the Effective Date of the Agreement as described in Paragraph 2 hereof, cancel their contracts, Purchaser shall purchase such designated Cancelled Homes from Seller, upon completion, for the same price by which the Purchase Price was reduced, as set forth in Paragraph 2 of this Amendment.  In addition, the purchase price to be paid by Purchaser for each of the Cancelled Homes as described in such Paragraph 8.3 shall be the Kolter Acquisition Price as identified on Exhibit “K”, attached to this Amendment.

9. Paragraph 8.4 of the Agreement is modified as follows.  Seller and Purchaser have determined that the billboard lease (the “Billboard Lease”) which is described on Exhibit “L” to the Agreement is not assignable.  Therefore, on the Closing Date, such Billboard Lease will not be assigned by Seller to Purchaser, but Seller shall continue to make all payments due in connection with the Billboard Lease which are approximately $8,700.00 per month and Purchaser shall be entitled to utilize such billboard for its own advertising purposes.  On a monthly basis, commencing as of the Closing Date, Purchaser shall reimburse Seller for such monthly rental fee, together with any and all other expenses incurred by Seller in connection with the Billboard Lease up through the termination of such lease..  The parties agree to cooperate to attempt to cause the Billboard Lease to be terminated in Seller’s name and a new Billboard Lease executed by Purchaser.  In such event, Purchaser shall not be responsible for reimbursing Seller for any expenses incurred in connection with the Billboard Lease as of the date of termination thereof.

10. A new Paragraph 10.3(i) is hereby added to the Agreement as follows:  Seller and Purchaser hereby agree that each of the Acquisition Entities shall be treated as a disregarded entity for federal tax purposes and  Seller and Purchaser each hereby agrees not to file an election (pursuant to Internal Revenue Service Form 8832 or otherwise) to classify any of the Acquisition Entities as an association taxable as a corporation for federal tax purposes.

11. Paragraph 18 is modified as follows.  For purposes of notices to Purchaser, notices should be delivered as follows:

PURCHASER:                                KLP East LLC
150 Second Avenue N, Suite 670
St. Petersburg, Florida 33701
Attn:  James P. Harvey
Telephone: (727) 456-1244
Fax:  (727) 456-1461
E-Mail:  jharvey@kolter.com

Copy to:                                Kolter Communities Florida LLC
1601 Forum Place, Suite 805
West Palm Beach, Florida 33401
Attn:  General Counsel
Telephone:  (561) 682-9500
Fax:  (561) 682-1050
E-mail:  legalnotice@kolter.com

12. Exhibit “N” to the Agreement is hereby deleted and replaced with Exhibit “N” to this Amendment.

13. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.  Except as amended and modified herein, the remaining terms and provisions of the Agreement shall remain in full force and effect as originally set forth therein.

[SIGNATURES ON FOLLOWING PAGE]

BOC1\REALEST\223984.2
21991/0055

IN WITNESS WHEREOF, the parties have executed this Amendment as of the last date set forth below.

WITNESSES                                                             SELLER:

M/I HOMES OF WEST PALM BEACH, LLC, a
Florida limited liability company

Print Name:

Print Name:                                                       By:
Name:
Title:
Date: December 27, 2007

M/I HOMES OF WEST PALM BEACH, LLC, a
Florida limited liability company

Print Name:

Print Name:                                                      By:
Name:
Title:
        Date: December 27, 2007

PURCHASER:

KLP EAST LLC, a Florida limited
liability company

Print Name:

By:
Print Name:                                                      Name:
Title:
Date: December 27, 2007

EXHIBIT “B”

AGREED ALLOCATIONS

BOC1\REALEST\223984.2
21991/0055

MI Portfolio – Values for Contract Allocations
12/26/07

Number Lots                                           Lot Value                                        Total Value

Tres Belle                             99                                                       53,590                                             5,305,400

Paloma 50’                        166                                                        34,265                                            5,688,000
TH Phase 1                          92                                                        21,241                                            1,954,200
TH-Phase 2                         56                                      19,364                                            1,084,400
Total                                 314                                                                                                                8,726,600

Oaks
45’                                      51                                                         65,920                                           3,361,900
60’                                      12                                                         60,425                                              725,100
Total                                    63                                                                                 4,087,000

Woodwinds                            1                                      4,279,000                                            4,279,000

Construction Agreement for Infrastructure                                                                                                8,010,000

Personal Property                                                                                                                                      680,000

Total                                 477                                                                              31,088,000

Models and Specs                34                                                                             13,290,468

Grand Total                                                                                                                            44,378,468

BOC1\REALEST\223984.2
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EXHIBIT “C”

SCHEDULE OF AGREED VALUES

BOC1\REALEST\223984.2
21991/0055

M/I HOMES OF WEST PALM BEACH, LLC
Work in Progress/Budget/Cost to Complete Reconciliation
Job Detail Report
December 26, 2007

Community Parcel Lot/Blk/Phase	Job Number	House Type	Square Footage	Current M/I Retail Price	Kolter Acquisiton Price	C.O. Issued Date

Unsold Inventory (excluding Models)
Paloma 50’
4/1                      255401001004                                Mahon                                2136                      474,990                                386,061         12/3/2007
5/1                      255401001005                                Cordoba                      3546                      574,990                                516,826        10/22/2007
7/1                      255401001007                                Navarra                                2681                      474,990                                390,644
8/1                      255401001008                                Navarra                                2681                      474,990                                389,716
27/1                      255401001027                                Gibraltar                      2084                      498,245                                408,522       10/17/2007
38/1                      255401001038                                Cordoba                      3546                      599,990                                492,760       12/12/2007
39/1                      255401001039                                Mahon                                2136                      465,596                                396,075       12/12/2007
46/1                      255401001046                                Sierra                                3011                      574,990                                531,688       11/20/2007
64/1                      255401001064                                Cordoba                      3546                      624,990                                559,515         Complete
76/1                      255401001076                                Navarra                                2681                      474,990                                388,474

Paloma Grand Carriage
2/2                      255410002002                                Madrid                                2261                      339,990                                312,752       11/20/2007
3/2                      255410002003                                Cadiz                                2251                      339,990                                316,018       11/20/2007
11/2                      255410002011                                Cadiz                                2251                      359,990                                311,939       11/20/2007
13/2                      255410002013                                Granada                      2213                      369,990                                312,978       Complete
14/2                      255410002014                                Madrid                                2261                      359,990                                320,472       Complete
15/2                      255410002015                                Cadiz                                2251                      359,990                                312,679       Complete
18/2                      255410002018                                Madrid                                2261                      369,990                                320,258       Complete
19/2                      255410002019                                Cadiz                                2251                      359,990                                310,592       11/20/2007
20/2                      255410002020                                Granada                      2213                      359,990                                331,902
21/2                      255410002021                                Granada                      2213                      359,990                                328,599
24/2                      255410002024                                Granada                      2213                      369,990                                315,011
129/2                                255410002129                                Granada                      2213                      379,990                                305,497
132/2                                255410002132                                Granada                      2213                      379,990                                305,498
133/2                                255410002133                                Granada                      2213                      379,990                                297,507
134/2                                255410002134                                Cadiz                                2251                      387,490296,242
136/2                                255410002136                                Granada                      2213                      379,990                                296,809

Laurel Preserve @ Hobe Sound
202                      255379000202                                Sedona                                2392                      309,990                                324,343
203                      255379000203                                Sonoma                      1675                      269,990                                257,813

The Oaks @ Hobe Sound 60’
63                      255404000063                                Bayfield                      2219                      380,284                                343,700      12/13/2007
172                      255404000172                                Whitney                      3280                      449,474                                429,223

Tres Belle
5/1                      255409001005                                San Remo                      2931                      519,990                                409,289
29/1                      255409001029                                Cielo                                3793                      604,990                                503,726
96/1                      255409001096                                Belle Mar                      4238           754,169                                868,530      Complete
Total Unsold Inventory                                                                                              14,384,988        12,591,658

Models
Tres Belle
108/1                                255409001108                                Calabria                      2845           685,126                                698,809       Complete
Total Models                                                                                     685,126                                698,809

Grand Total                                                                                                                   13,290,468

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EXHIBIT “H”

ESCROW AGREEMENT

This Escrow Agreement (the “Escrow Agreement”), is made and entered into this ____ day of December, 2007 by and between M/I HOMES OF WEST PALM BEACH, LLC, a Florida limited liability company (“Seller”), KLP EAST LLC, a Florida limited liability company (“Purchaser”) and BROAD AND CASSEL, Attorneys at Law (“Escrow Agent”).

BACKGROUND

Seller and Purchaser are simultaneously with the execution of this Escrow Agreement closing pursuant to an Agreement for Purchase and Sale dated even date herewith (the “Purchase Agreement”).  Pursuant to the terms of the Purchase Agreement, Purchaser and Seller have agreed to enter into this Escrow Agreement to govern the delivery of certain Letter of Credit (hereinafter defined) and to govern the collection and disbursement of any proceeds thereof in accordance with the Purchase Agreement and the terms and provisions of this Escrow Agreement.  Escrow Agent has agreed to serve as the Escrow Agent in accordance with the terms of this Escrow Agreement.

NOW THEREFORE, Seller, Purchaser and Escrow Agent hereby agree as follows:

1.           Recitals.  The foregoing recitals are true and correct and are hereby incorporated by reference.  All capitalized terms which are not defined in this Escrow Agreement shall have the same meaning as defined in the Purchase Agreement.

2.           Letter of Credit.  Pursuant to the terms of the Purchase Agreement, Seller has delivered to Escrow Agent a letter of credit as described on Exhibit “A”, attached hereto and made a part hereof (“Letter of Credit”).  Escrow Agent shall hold the Letter of Credit in accordance with the terms of the Purchase Agreement and this Escrow Agreement.  With respect to the Letter of Credit, Escrow Agent agrees as follows:

Escrow Agent shall draw upon the Letter of Credit if Escrow Agent receives from Purchaser a written statement that Seller is in “default under Paragraph 7 of the Purchase Agreement, and all applicable cure periods have expired without Seller curing such default.”  Escrow Agent shall then hold the proceeds of such Letter of Credit as the Escrow Fund (hereinafter defined).

In the event that the Letter of Credit is due to expire pursuant to its own terms and the obligations under the Purchase Agreement secured by such Letter of Credit have not yet been completed, Seller shall, at least, forty-five (45) days prior to the expiration of such Letter of Credit, either (i) provide Escrow Agent with an amendment to such expiring Letter of Credit, extending the expiration date thereof, or (ii) substitute a new letter of credit for the expiring Letter of Credit upon identical terms and  conditions and complying with the terms and conditions of the Purchase Agreement and this Escrow Agreement, or (iii) replace the expiring Letter of Credit with a cash deposit by wire transfer of funds to the Escrow Agent.  If Escrow Agent receives the cash deposit to replace the expiring Letter of Credit, Escrow Agent shall return the expiring Letter of Credit to Seller.  If Seller fails to take any of the foregoing actions, then Escrow Agent shall, and each of Seller and Purchaser hereby unconditionally authorize Escrow Agent to (x) present any such Letter of Credit due to expire for payment and (y) hold the cash proceeds thereof in escrow as part of the Escrow Fund, subject to disbursement as provided in Paragraph 4 hereof.

The Letter of Credit is subject to reduction, from time to time, in accordance with the terms and provisions of Paragraph 7.2 of the Purchase Agreement.  To the extent that such reduction is permitted by the terms of such paragraph, the parties shall cooperate as necessary to execute any and all consents required by the issuing bank to so reduce the Letter of Credit as permitted under the Purchase Agreement.

3.           Establishment of Escrow Fund.  To the extent that Escrow Agent receives cash deposits pursuant to drawing upon the Letter of Credit as provided herein, Escrow Agent shall hold such Cash Deposits (the “Escrow Fund”) in accordance with the terms of this Escrow Agreement. Escrow Agent shall deposit the Escrow Fund in Wachovia Bank, N.A. and shall hold and disburse the Escrow Fund in accordance with the terms and provisions of Paragraph 4 hereof.  If Seller delivers to Escrow  Agent a Form W-9, satisfactory to Escrow Agent’s bank, the Escrow Fund shall be deposited in an interest bearing money market account.  All interest earned on the Escrow Fund shall be added to the Escrow Fund, subject to disbursement as provided in Paragraph 4 hereof.

4.           Disbursement of Escrow Fund.  All disbursements shall be made from the Escrow Fund pursuant to the provisions of Paragraph 7.7 of the Purchase Agreement.

5.           Liability of Escrow Agent.  In performing any of its duties under this Escrow Agreement, Escrow Agent shall not be liable for any loss, costs or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, cost or damages arising out of willful acts of malfeasance or gross negligence.  Accordingly, Escrow Agent shall not incur any liability with respect to any action taken or omitted to be taken: (i) in good faith upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Parties pursuant to the Purchase Agreement or this Escrow Agreement; or (ii) in reliance upon any document, including any written notice of instruction provides for in the Purchase Agreement or this Escrow Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement.

6.           Notices.  Any notice, request, demand, instruction or other communication to be given to either party, except where required by the terms of this Agreement to be delivered at the Closing, shall be in writing and shall be sent by registered or certified mail, return receipt requested, by express overnight courier, by facsimile or by hand delivery to the other party hereto, with a copy sent by e-mail on the same day as the other method utilized to the addresses set forth below, or to such address as the parties hereafter may specify in writing:

SELLER:                                M/I Homes of West Palm Beach, LLC
3 Easton Oval, Suite 500
Columbus, Ohio 43219
Attn:  J. Thomas Mason, Esquire, General Counsel
Telephone:  (614) 418-8014
Fax:  (614) 418-8622
E-mail:  tmason@mihomes.com

Copy to:                                Broad and Cassel
7777 Glades Road, Suite 300
Boca Raton, Florida  33434
Attn:  Richard B. MacFarland, P.A.
Telephone:  (561) 483-7000
Fax:  (561) 483-7321
E-mail:  rmacfarland@broadandcassel.com

PURCHASER:                                KLP East LLC
150 Second Avenue N, Suite 670
St. Petersburg, Florida 33701
Attn:  James P. Harvey
Telephone: (727) 456-1244
Fax:  (727) 456-1461
E-Mail:  jharvey@kolter.com

Copy to:                                Kolter Communities Florida LLC
1601 Forum Place, Suite 805
West Palm Beach, Florida 33401
Attn:  General Counsel
Telephone:  (561) 682-9500
Fax:  (561) 682-1050
E-mail:  legalnotice@kolter.com ]

Notice shall be deemed given if forwarded by certified or registered mail through the facilities of the United States Postal Office on the day following the date that the notice in question is deposited in the facilities of the United States Postal Service.  If notice is forwarded by express overnight courier, it shall be deemed given on the day that the notice in question is deposited in the facilities of an express overnight courier.  If notice is delivered by hand delivery, notice shall be deemed given when actually delivered.  If notice is delivered by facsimile it shall be deemed given on the day that it is sent by facsimile, provided that it is received by the other party prior to 5:00 p.m. on such day, if a business day, otherwise it shall be deemed given on the next business day following the date the facsimile has been sent, provided, further, that a confirmatory copy is delivered by either certified or registered mail or express overnight courier as provided herein.

7.           Interpleader.  In the event of disagreement about the interpretation of this Escrow Agreement, or about the rights and obligations or the propriety of any action contemplated by the Escrow Agent hereunder, Escrow Agent may, at its sole discretion, file an action in interpleader to resolve the said disagreement. Escrow Agent shall be indemnified by Purchaser and Seller for all costs, including reasonable attorney's fees, in connection with the aforesaid interpleader action and shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a final judgment or other appropriate order in the interpleader action is entered.

8.           Joinder-in-Lawsuit.   In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Letters of Credit or the Escrow Fund, Escrow Agent shall, at its option, either tender said deposit to the registry of the court or disburse same in accordance with the court's ultimate disposition of the cause and Escrow Agent shall be entitled to reimbursement by Seller for its reasonable attorney's fees and court costs.  In no event will Purchaser be responsible for any of Escrow Agent’s fees, other than as provided in paragraph 7 hereof.

9.           Governing Law; Venue.  This Agreement shall be construed and enforced according to the laws of the State of Florida.  Venue for any action arising out of the terms of this Agreement shall lie only in the applicable federal and/or state courts located in Palm Beach County, Florida.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

BOC1\REALEST\223984.2
21991/0055

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date and year first above written.

WITNESSES:                                                                SELLER:

M/I HOMES OF WEST PALM BEACH,
LLC, a Florida limited liability company
Print Name:
By:
Print Name:                                                                Name:
Title:

PURCHASER:

KLP EAST LLC, a Florida limited liability
company

Print Name:

By:
Print Name:                                                                Name:
Title:

ESCROW AGENT:

BROAD AND CASSEL

By:  Richard B. MacFarland, P.A., a partner

By:
      Richard B. MacFarland, President

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EXHIBIT “A”

LETTER OF CREDIT

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LETTER OF CREDIT NUMBER F851514

ISSUANCE DATE:  DECEMBER 21, 2007

APPLICANT:
M/I HOMES OF WEST PALM BEACH, LLC
3 EASTON OVAL, SUITE 500
COLUMBUS, OHIO  43219

BENEFICIARY:
BROAD AND CASSEL
7777 GLADES ROAD, SUITE 300
BOCA RATON, FL  33434

FOR USD 9,000,000.00
(NINE MILLION 00/100 U.S. DOLLARS)

DATE OF EXPIRATION:  DECEMBER 20, 2008
PLACE OF EXPIRATION:  AT OUR COUNTERS

DEAR SIRS:

WE HEREBY ISSUE IN YOUR FAVOR THIS IRREVOCABLE STANDBY LETTER OF CREDIT WHICH IS AVAILABLE BY PRESENTATION OF YOUR DRAFT(S) AT SIGHT DRAWN ON US BEARING THE CLAUSE “DRAWN UNDER STANDBY CREDIT NO. F851514 DATED DECEMBER 21, 2007,” ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.  THE ORIGINAL OF THIS LETTER OF CREDIT.

2.  BENEFICIARY’S SIGNED STATEMENT THAT:

“BENEFICIARY IS OBLIGATED TO DRAW UPON THE LETTER OF CREDIT PURSUANT TO THE AGREEMENT FOR PURCHASE AND SALE DATED DECEMBER 21, 2007 BETWEEN APPLICANT AND KLP EAST LLC (THE “PURCHASE AGREEMENT”), OR

“BENEFICIARY HAS RECEIVED A WRITTEN STATEMENT FROM KLP EAST LLC THAT APPLICANT IS IN DEFAULT UNDER THE PURCHASE AGREEMENT.”

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO SUNTRUST BANK AT 25 PARK PLACE, 16TH FLOOR, MC: GA-ATL-3706, ATTN:  STANDBY LC DEPT., ATLANTA, GA 30303 OR BEFORE EXPIRATION OF THIS LETTER OF

CONTINUED ON NEXT PAGE

LETTER OF CREDIT NUMBER F851514                                                                                                                     PAGE NO. 2

CREDIT.  DOCUMENTS SHOULD BE SENT VIA HAND DELIVERY, AIRMAIL OR OVERNIGHT COURIER SERVICE.

PARTIAL DRAWINGS ARE PERMITTED.

THIS CREDIT IS SUBJECT TO “UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATIONS NO. 600.”

PLEASE DIRECT ALL INQUIRIES TO:
PHONE:  800-951-7847 OPTION 3.

SINCERELY,
SUNTRUST BANK

AUTHORIZED SIGNATURE
105

BOC1\REALEST\223984.2
21991/0055

EXHIBIT “I”

SCHEDULE OF MODEL HOMES AND SPEC HOMES

PALOMA

Lots 4, 5, 7, 8, 27, 38, 39, 46, 64, and 76, of Block 1, according to the Plat of Paloma, P.U.D. recorded in Plat Book 108, Page 144 of the Public Records of Palm Beach County, Florida.

Lots 2, 3, 11, 13, 14, 15, 18, 19, 20, 21, 24, 129, 132, 133, 134, and 136 of Block 2, according to the Plat of Paloma, P.U.D. recorded in Plat Book 108, Page 144 of the Public Records of Palm Beach County, Florida.

TRES BELLE

Lots 5, 29, 96, and 108 according to the Plat of Tres Belle P.U.D., Plat No. 1 recorded in Plat Book 16, Page 4 of the Public Records of Martin County, Florida.

THE OAKS AT HOBE SOUND

Lots 63, 172, 202 and 203 according to the Plat of Pastelle P.U.D. recorded in Plat Book 16, Page 19 of the Public Records of Martin County, Florida.`

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EXHIBIT “J”

INCOMPLETE MODEL HOMES AND SPEC HOMES

PALOMA

Lots 7, 8,  and 76 of Block 1

Lots 20, 21, 24, 129, 132, 133, 134 and 136 of Block 2

TRES BELLE

Lots 5 and 29

OAKS

Lots 172, 202 and 203

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EXHIBIT “K”

BACKLOG SCHEDULE

BOC1\REALEST\223984.2
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M/I HOMES OF WEST PALM BEACH, LLC
Work in Progress/Budget/Cost To Complete Reconciliation
Job Detail Report
December 26, 2007

Community Parcel Lot/Blk/Phase	Job Number	House Type	Square Footage	Sales Contract Price	Kolter Acquisition Price

Backlog Under Construction
Paloma 50’
14 / 1	255401001014	Mahon	2136	450,000	278,726
22 / 1	255401001022	Navarra	2681	561,735	287,204
36 / 1	255401001036	Navarra	2681	578,050	286,640
63 / 1	255401001063	Sierra	3011	510,000	390,740
67 / 1	255401001067	Villena	2715	527,730	266,761
75 / 1	255401001075	Navarra	2681	528,559	264,548
85 / 1	255401001085	Sierra	3011	599,990	346,631
86 / 1	255401001086	Cordoba	3546	650,000	358,858
88 / 1	255401001088	Sierra	3011	650,000	354,407
89 / 1	255401001089	Cordoba	3546	618,990	433,721

Paloma Grand Carriage
5 / 2	255410002005	Granada	2213	325,491	236,791
6 / 2	255410002006	Madrid	2261	344,091	251,895
17 / 2	255410002017	Granada	2213	345,000	237,561
22 / 2	255410002022	Madrid	2261	406,545	228,570
23 / 2	255410002023	Madrid	2261	369,990	231,043
95 / 2	255410002095	Madrid	2261	367,073	240,339
130 / 2	255410002130	Madrid	2261	379,990	217,282
131 / 2	255410002131	Madrid	2261	379,990	217,282
135 / 2	255410002135	Madrid	2261	438,906	235,760

The Oaks @ Hobe Sound 45’
88	255379000088	Catalina	2681	377,162	222,348
91	255379000091	Catalina	2681	398,427	236,659
97	255379000097	Catalina	2681	395,660	232,661
107	255379000107	Catalina	2681	397,637	233,734
131	255379000131	Laguna	2715	398,371	259,157

Laurel Preserve @ Hobe Sound
211	255379000211	Sonoma	1675	280,019	176,864
216	255379000216	Sedona	2392	320,895	198,890
222	255379000222	Sonoma	1675	290,802	177,101
236	255379000236	Sedona	2392	317,936	199,229

The Oaks @ Hobe Sound 60’
61	255404000061	Whitney	3280	440,728	311,720
67	255404000067	Bayfield	2219	380,873	275,811

Total Backlog Under Construction                                                                                                                              13,030,640             7,888,933

BOC1\REALEST\223984.2
21991/0055

M/I HOMES OF WEST PALM BEACH, LLC
Work in Progress/Budget/Cost To Complete Reconciliation
Job Detail Report
December 26, 2007

Community Parcel Lot/Blk/Phase	Job Number	House Type	Square Footage	Sales Contract Price	Kolter Acquisition Price	Land Only Value

Backlog Not Started
Paloma 50’
24 / 1	255401001024	Cordoba	3546	694,040	327,430	77,000

The Oaks @ Hobe Sound 45’
32	255379000032	Catalina	2681	395,749	283,409	60,000
33	255379000033	Catalina	2681	395,895	283,508	60,000
84	255379000084	Gulfstar B	1777	295,990	236,373	60,000

Laurel Preserve @ Hobe Sound
224	255379000224	Sonoma	1675	269,990	169,098	60,000
232	255379000232	Sedona	2392	331,813	213,578	60,000
233	255379000233	Sedona	2392	309,990	198,848	60,000

Tres Belle
43 / 1	255409001043	San Remo	2931	509,990	334,148	94,000

     _________________________________
Total Backlog Not Started                                                                                                   3,203,457                  2,046,392         531,000

BOC1\REALEST\223984.2
21991/0055

EXHIBIT “N”

GUARANTY

In order to induce Seller to execute deliver the foregoing Agreement for Purchase and Sale (the “Agreement”), and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Kolter Communities Florida LLC, a Florida limited liability company (the “Guarantor”), hereby absolutely and unconditionally guarantees to Seller, its successors and assigns, full and prompt payment and performance by Purchaser of all obligations of Purchaser to Seller under or pursuant to Paragraph 8 of the Agreement (the “Guaranteed Obligations”).  Guarantor acknowledges that Purchaser is an Affiliate of Guarantor and that Guarantor therefore has received and will receive valuable benefits as a result of the conveyance of the Real Property by Seller to Purchaser.

Guarantor hereby waives acceptance and notice of acceptance of this Guaranty, and notice of non-payment, non-performance or non-observance, and all other notices, proofs or demands, except for notice of Purchaser’s breach or failure to perform as provided above, and any and all other suretyship defenses to enforcement of this Guaranty.  Guarantor agrees that its obligations hereunder will not be terminated, affected or impaired by reason of the granting by Seller of any indulgences to Purchaser or by reason of the assertion against Purchaser of any of the rights or remedies reserved to Seller pursuant to the provisions of the Agreement, or by the relief of Seller from any of the Purchaser's obligations with respect to the Guaranteed Obligations, by operation of law or otherwise, including, without limitation, rejection of the Guaranteed Obligations in a bankruptcy proceeding.  Guarantor further agrees that its liability hereunder for the Guaranteed Obligations is and will be primary, and that in any right of action which accrues to Seller with respect to the Guaranteed Obligations, Seller may, at its option, proceed against the Guarantor and Purchaser jointly or severally, and may proceed against Guarantor without having commenced any action against or having obtained any judgment against Purchaser.  Failure of Seller to insist in any one or more instances upon strict performance or observance of any of the terms, provisions, or covenants of this Guaranty, or to exercise any right therein or herein contained, will not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same will continue and remain in full force and effect.  No assignment or other transfer of the Agreement, or any interest therein, will operate to extinguish or diminish the liability of Guarantor hereunder.  If Seller obtains a judgment against Guarantor by reason of a breach of this Guaranty, Guarantor will pay the reasonable attorneys' fees and costs incurred in any collection or attempted collection of the obligations hereby guaranteed or in enforcing this Guaranty. If claim is ever made upon Seller for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and Seller repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over Seller or any of its property or (ii) any settlement or compromise of any such claim effected by Seller with any such claimant (including Purchaser) then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise will be binding upon Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of Purchaser, and Guarantor will be and remain liable to Seller hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Seller.  This Guaranty will be binding upon and inure to the benefit of the parties and their respective heirs, administrators, executors, successors and assigns.

IN WITNESS WHEREOF, this Guaranty is executed this ____ day of December, 2007.

Kolter Communities Florida LLC, a Floridalimited liability company

By:____________________________
Robert Julien, Manager